FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549





                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): August 16,1994 (August 1, 1994)




                             ROSE'S STORES, INC.
           (Exact name of registrant as specified in its charter)


                                  Delaware
               (State or other jurisdiction of incorporation)


0-631                                                            56-0382475
(Commission File Number)                  (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina
                                                                      27536
(Address of principal executive offices)                         (Zip Code)


                               (919) 430-2600
            (Registrant's telephone number, including area code)
Item 5.  Other Events


      On August 22, 1994, the Board of Directors elected R. Edward Anderson President and Chief Executive Officer, and a director of the Company, filling the vacancy created by the resignation on August 16, 1994 of George Jones as the President, Chief Executive Officer and a director of the Registrant. The Board also elected Mr. Anderson Chairman of the Board of Directors, effective August 23, 1994, filling the vacancy created by the resignation of Lucius
H. Harvin, III as a director and as Chairman of the Board of Directors which was effective August 23, 1994.

      Prior to being elected President, Chief Executive Officer and Chairman of the Board of Directors, Mr. Anderson had been the Executive Vice President of Finance of the Registrant. Mr. Anderson, who is 44 years old, joined the Registrant in 1978 as its Controller. He became Senior Vice President and Chief Financial Officer of the Registrant in 1990 and was promoted to Executive Vice President in 1992.

      The election of Mr. Anderson to succeed Messrs. Jones and Harvin was made by the Board after consultation with, and concurrence by, the representatives of the major constituencies in the Registrant's Chapter 11 bankruptcy proceeding, including the Unsecured Creditors' Committee, the Equity Committee and the Pre-Petition Secured Senior Noteholders.
                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ROSE'S STORES, INC.



Date:  August 25, 1994             By: ___________________________
                                        R. Edward Anderson
                                        President and
                                        Chief Executive Officer